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                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                         _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  August 22, 2003

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 5.   Other Events and Regulation FD Disclosure.
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     In order to reduce overhead costs, we have eliminated approximately 80 salaried positions throughout our operations. Affected associates have been notified.

	We anticipate this action to result in annualized overhead savings of approximately $4.3 million per year. The annualized savings will impact our cost of sales and our selling, general and administrative expenses on an approximately equal basis. We expect to incur a pre-tax charge in our third fiscal quarter, ending September 27, 2003, of approximately $820,000 relating to the severance costs associated with this personnel reduction.



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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  August 22, 2003             /s/ Barry F. Shea
                                   ---------------------------------
                                   Barry F. Shea
                                   Executive Vice President - Chief
					     Financial Officer